                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  July 28, 1997



                           CABLE TV FUND 12-B, LTD.
                           ------------------------
            (Exact name of registrant as specified in its charter)



     Colorado                      0-13807                84-0969999
     --------                      -------                ----------
(State of Organization)       (Commission File No.)      (IRS Employer
                                                       Identification No.)


P.O. Box 3309, Englewood, Colorado 80155-3309           (303) 792-3111
---------------------------------------------------     --------------
(Address of principal executive office and Zip Code     (Registrant's
                                                         telephone no.
                                                      including area code)
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Item 5.  Other Events
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         On July 28, 1997, Cable TV Fund 12-BCD Venture, a joint venture (the
"Venture") among Cable TV Fund 12-B, Ltd., Cable TV Fund 12-C, Ltd., and Cable TV Fund 12-D, Ltd., Colorado limited partnerships (the "Partnerships"), entered into a Purchase and Sale Agreement with Jones Intercable, Inc. ("Intercable"), the general partner of each of the Partnerships, to sell the cable television system serving areas in and around the City of Albuquerque, New Mexico (the "Albuquerque System") to Intercable for a sales price of $222,963,267, which is the average of three independent appraisals of the Albuquerque System. The closing of this transaction, which is expected to occur in the first quarter of 1998, is subject to a number of conditions, including the approval of the holders of a majority of the limited partnership interests of each of the Partnerships and the consents of governmental authorities and other third parties. Cable TV Fund 12-B, Ltd. owns a 9 percent interest in the Venture.

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Item 7.  Financial Statements and Exhibits
         ---------------------------------

      a.   Historical financial statements.
           Not applicable.

      b.   Pro forma financial statements.
           Not applicable.

      c.   Exhibits.

           2.1 Purchase and Sale Agreement dated as of July 28, 1997 between Jones Intercable, Inc. and Cable TV Fund 12-BCD Venture.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             CABLE TV FUND 12-B, LTD.


                                             By:   Jones Intercable, Inc.,
                                                   its general partner


Dated: August 1, 1997                        By: /s/ Elizabeth M. Steele
                                                 -----------------------
                                                 Elizabeth M. Steele
                                                 Vice President, General
                                                 Counsel and Secretary

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